EXHIBIT 10(B)

                            WRITTEN CONSENT OF
                        PRICEWATERHOUSECOOPERS LLP

                        CONSENT OF INDEPENDENT ACCOUNTS





We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 9 to the registration statement on Form N-4 (the "Registration Statement") of our report dated February 11, 1999, relating to the financial statements of PHL Variable Insurance Company, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.







/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, connecticut
July 15, 1999